EXHIBIT 99.1

Power Integrations Reports Record Quarterly Revenues and Net Income

Fourth-Quarter Revenues Increased 56 Percent Year-over-Year to $66.1 Million; GAAP
Gross Margin Expanded to 51.1 Percent

Full-Year Revenues Grew Seven Percent to $215.7 Million

Quarterly Dividend Doubles to $0.05 Per Share

SAN JOSE, Calif., Feb. 4, 2010 (GLOBE NEWSWIRE) -- Power Integrations (Nasdaq:POWI), the leader in high-voltage integrated circuits for energy-efficient power conversion, today announced financial results for the quarter and year ended December 31, 2009.   Net revenues for the fourth quarter of 2009 were $66.1 million, up 10 percent sequentially and an increase of 56 percent compared with the fourth quarter of 2008. Gross margin for the fourth quarter was 51.1 percent.

Net income for the quarter was a record $9.18 million, or $0.32 per diluted share, compared with net income of $9.15 million, or $0.32 per diluted share in the prior quarter and a net loss of $20.7 million, or $0.72 per share, in the fourth quarter of 2008. The company's results for the fourth quarter of 2008 included $19.3 million of non-cash stock-based compensation expenses arising from the repurchase of employee stock options, as well as a non-cash charge of $2.0 million for the impairment of intangible assets.

In addition to its GAAP results, the company provided certain non-GAAP measures that exclude stock-based compensation expenses, the asset-impairment charge recognized in the fourth quarter of 2008, and the related tax effects.  Non-GAAP net income for the fourth quarter of 2009 was $12.2 million or $0.42 per diluted share, compared with $10.4 million, or $0.36 per diluted share in the prior quarter and $4.6 million or $0.15 per diluted share in the fourth quarter of 2008.  Non-GAAP gross margin for the fourth quarter was 51.4 percent.

Commented Balu Balakrishnan, president and CEO of Power Integrations: "We completed an outstanding year with another strong quarter, delivering ten-percent sequential revenue growth, a significant increase in our gross margin, and record net income.  Despite the challenging economic environment, our annual revenues grew seven percent, marking our eighth consecutive year of top-line growth. Electronics manufacturers are demanding ever-higher levels of energy efficiency and reliability from their power supplies, and Power Integrations is succeeding in the market as a leading enabler of that trend."

Balakrishnan added: "We are excited about the opportunities that lie ahead in 2010 and beyond. Energy efficiency will be a major factor in the power-supply industry for years to come as the drive toward greener products continues. The need to conserve energy is also driving the adoption of LEDs for general lighting, creating a fast-growing, emerging market for our products. And we have a strong pipeline of new products, including ICs that will offer an unprecedented level of integration for high-power applications that have historically used only discrete solutions."

Added Bill Roeschlein, Power Integrations' chief financial officer: "We ended 2009 on a high note, and 2010 is off to a good start with a strong starting backlog and record monthly bookings in January. We expect first-quarter revenues to be between $70 million and $74 million, an increase of between 74 percent and 84 percent compared with the first quarter of 2009. We expect our first-quarter gross margin to be similar to the fourth quarter of 2009."

"Patent-litigation expenses were higher than expected in the fourth quarter, reflecting the unpredictable nature of expenses during the discovery phase of a lawsuit," Roeschlein continued. "However, litigation expenses should decrease significantly in the first quarter now that discovery is essentially complete. We expect total operating expenses in the first quarter to be between $21 million and $21.5 million, including $2.5 million of non-cash stock-based compensation expenses and about $1 million of patent-litigation expenses."

Full-Year Results

Full-year 2009 revenues were $215.7 million, an increase of seven percent compared with $201.7 million in 2008. Net income for the year was $23.3 million, or $0.82 per diluted shared, compared with $1.8 million or $0.06 per diluted share in 2008. Non-GAAP net income for the year was $33.3 million or $1.18 per diluted share, compared with $36.9 million or $1.16 per diluted share in 2008. Cash flow from operations totaled $46.2 million for the year, compared with $36.2 million in 2008.

Additional Highlights

  Power Integrations' board of directors declared a quarterly dividend of $0.05 per share, payable on March 31, 2010 to stockholders of record as of February 26, 2010.
  Power Integrations was issued 6 U.S. patents and 4 foreign patents during the fourth quarter. The company received a total of 47 U.S. patents and 33 foreign patents during 2009 and had a total of 291 U.S. patents and 171 foreign patents as of December 31, 2009.

Conference Call Today at 6:00 am Pacific Time

Power Integrations management will hold a conference call today at 6:00 am Pacific time. Members of the investment community can join the call by dialing 1-800-930-7616 from within the United States or 1-913-312-0709 from outside the U.S. The call will be available via a live and archived webcast on the investor section of the company's website, http://investors.powerint.com.

About Power Integrations

Power Integrations is the leading supplier of high-voltage analog integrated circuits used in energy-efficient power conversion. The company's innovative technology enables compact, energy-efficient power supplies in a wide range of electronic products, in AC-DC, DC-DC and LED lighting applications. Since its introduction in 1998, Power Integrations' EcoSmart®energy-efficiency technology has saved an estimated $3.9 billion of standby energy waste and prevented millions of tons of CO2 emissions. The company's Green Room web site (www.powerint.com/greenroom) provides a wealth of information about "energy vampires" and the issue of standby energy waste, along with a comprehensive guide to energy-efficiency standards around the world. Reflecting the environmental benefits of EcoSmart technology, Power Integrations is included in clean-technology stock indices sponsored by the Cleantech Group (AMEX:CTIUS) and Clean Edge (Nasdaq:CELS). For more information, please visit www.powerint.com.

Note Regarding Use of Non-GAAP Financial Measures

In addition to the company's consolidated financial statements, which are presented according to GAAP, the company provides certain non-GAAP financial information that excludes stock-based compensation expenses recorded under Accounting Standard Codification 718-20 ("ASC 718-20"), as well as impairment of intangible assets and the related tax effects of these items. The company uses these non-GAAP measures in its own financial and operational decision-making processes and, with respect to one measure, in setting performance targets for employee-compensation purposes. Further, the company believes that these non-GAAP measures offer an important analytical tool to help investors understand the company's core operating results and trends, and to facilitate comparability with the company's historical results and with the operating results of other companies that provide similar non-GAAP measures. These non-GAAP measures have certain limitations as analytical tools and are not meant to be considered in isolation or as a substitute for GAAP financial information. For example, stock-based compensation is an important component of the company's compensation mix, and will continue to result in significant expenses in the company's GAAP results for the foreseeable future, but is not reflected in the non-GAAP measures. Also, other companies, including companies in Power Integrations' industry, may calculate non-GAAP financial measures differently, limiting their usefulness as comparative measures.

Note Regarding Forward-Looking Statements

The statements in this press release relating to the company's projected first-quarter 2010 financial performance and future growth opportunities are forward-looking statements, reflecting management's current forecast. These forward-looking statements are based on current information that is, by its nature, subject to rapid and even abrupt changes. Due to risks and uncertainties associated with the company's business, actual results could differ materially from those projected or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to: changes in global macroeconomic conditions that may impact the level of demand for the company's products; potential changes and shifts in customer demand away from end products that utilize the company's integrated circuits to end products that do not incorporate the company's products; the company's ability to maintain and establish strategic relationships; the effects of competition; customer reaction to the effects of design wins may not be as the company expects; the risks inherent in the development and delivery of complex technologies; the outcome and cost of patent litigation; the company's ability to attract, retain and motivate qualified personnel; the emergence of new markets for the company's products and services; the company's ability to compete in those markets based on timeliness, cost and market demand; unforeseen costs and expenses; and fluctuations in currency exchange rates. In addition, new product introductions and design wins are subject to the risks and uncertainties that typically accompany development and delivery of complex technologies to the marketplace, including product development delays and defects and market acceptance of the new products. These and other risk factors are more fully explained under the caption "Risk Factors" in the company's most recent quarterly report on Form 10-Q, filed with the Securities and Exchange Commission on November 5, 2009. The company is under no obligation (and expressly disclaims any obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

POWER INTEGRATIONS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per-share amounts)

	Three Months Ended			Twelve Months Ended
	December 31, 2009	September 30, 2009	December 31, 2008	December 31, 2009	December 31, 2008
NET REVENUES	$66,138	$60,024	$42,417	$215,701	$201,708

COST OF REVENUES	32,322	30,901	23,472	107,633	96,678

GROSS PROFIT	33,816	29,123	18,945	108,068	105,030

OPERATING EXPENSES:
Research and development	8,214	6,846	14,114	30,473	36,867
Sales and marketing	7,127	5,744	13,569	25,018	35,898
General and administrative	7,227	5,465	9,240	23,967	27,296
Impairment of intangibles	--	--	1,958	--	1,958
Total operating expenses	22,568	18,055	38,881	79,458	102,019

INCOME (LOSS) FROM OPERATIONS	11,248	11,068	(19,936)	28,610	3,011

OTHER INCOME, net	157	178	1,836	1,913	7,713

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	11,405	11,246	(18,100)	30,523	10,724

PROVISION FOR INCOME TAXES	2,221	2,094	2,553	7,254	8,921

NET INCOME (LOSS)	$9,184	$9,152	$(20,653)	$23,269	$1,803

EARNINGS (LOSS) PER SHARE:
Basic	$0.34	$0.34	$(0.72)	$0.86	$0.06
Diluted	$0.32	$0.32	$(0.72)	$0.82	$0.06

SHARES USED IN PER-SHARE CALCULATION:
Basic	27,106	26,723	28,860	26,920	30,099
Diluted	29,116	28,431	28,860	28,297	31,755

SUPPLEMENTAL INFORMATION:

Stock-based compensation expenses included in:
Cost of revenues	$176	$188	$2,204	$790	$3,481
Research and development	1,115	339	7,749	4,371	11,773
Sales and marketing	820	172	7,992	2,548	11,878
General and administrative	1,174	705	4,937	3,619	7,832
Total stock-based compensation expense	$3,285	$1,404	$22,882	$11,328	$34,964

Operating expenses include the following:
Patent-litigation expenses	$2,334	$1,473	$1,012	$5,572	$3,415

REVENUE MIX BY PRODUCT FAMILY
TOPSwitch	22%	24%	24%	23%	25%
TinySwitch	41%	43%	42%	43%	44%
LinkSwitch	36%	32%	32%	33%	29%
Other	1%	1%	2%	1%	2%

REVENUE MIX BY END MARKET
Communications	36%	32%	36%	34%	34%
Computer	14%	14%	16%	14%	16%
Consumer	33%	37%	31%	35%	33%
Industrial	17%	17%	17%	17%	17%

POWER INTEGRATIONS, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP RESULTS
(in thousands, except per-share amounts)

	Three Months Ended			Twelve Months Ended
	Dec. 31, 2009	Sept. 30, 2009	Dec. 31, 2008	Dec. 31, 2009	Dec. 31, 2008
RECONCILIATION OF GROSS PROFIT
GAAP gross profit	$33,816	$29,123	$18,945	$108,068	$105,030
GAAP gross profit margin	51.1%	48.5%	44.7%	50.1%	52.1%

Stock-based compensation expense included in cost of revenues	176	188	2,204	790	3,481

Non-GAAP gross profit	$33,992	$29,311	$21,149	$108,858	$108,511
Non-GAAP gross profit margin	51.4%	48.8%	49.9%	50.5%	53.8%

RECONCILIATION OF OPERATING EXPENSES
GAAP operating expenses	$22,568	$18,055	$38,881	$79,458	$102,019

Less: Stock-based compensation expense included in operating expenses:

Research and development	1,115	339	7,749	4,371	11,773
Sales and marketing	820	172	7,992	2,548	11,878
General and administrative	1,174	705	4,937	3,619	7,832
Total	3,109	1,216	20,678	10,538	31,483

Impairment of intangibles	--	--	1,958	--	1,958

Non-GAAP operating expenses	$19,459	$16,839	$16,245	$68,920	$68,578

RECONCILIATION OF INCOME FROM OPERATIONS
GAAP income from operations	$11,248	$11,068	$(19,936)	$28,610	$3,011
GAAP operating margin	17.0%	18.4%	N/A	13.3%	1.5%

Stock-based compensation included in cost of revenues	176	188	2,204	790	3,481
Stock-based compensation included in operating expenses	3,109	1,216	20,678	10,538	31,483
Impairment of intangibles	--	--	1,958	--	1,958

Non-GAAP income from operations	$14,533	$12,472	$4,904	$39,938	$39,933
Non-GAAP operating margin	22.0%	20.8%	11.6%	18.5%	19.8%

RECONCILIATION OF PROVISION FOR INCOME TAXES
GAAP provision for income taxes	$2,221	$2,094	$2,553	$7,254	$8,921
GAAP effective tax rate	19.5%	18.6%	N/A	23.8%	83.2%

Tax effect of items excluded from non-GAAP results	(290)	(202)	513	(1,249)	(1,797)

Non-GAAP provision for income taxes	$2,511	$2,296	$2,040	$8,503	$10,718
Non-GAAP effective tax rate	17.1%	18.2%	30.3%	20.3%	22.5%

RECONCILIATION OF NET INCOME PER SHARE (DILUTED)
GAAP net income (loss)	$9,184	$9,152	$(20,653)	$23,269	$1,803

Adjustments to GAAP net income (loss)
Total stock-based compensation	3,285	1,404	22,882	11,328	34,964
Impairment of intangibles	--	--	1,958	--	1,958
Tax effect of items excluded from non-GAAP results	(290)	(202)	513	(1,249)	(1,797)

Non-GAAP net income	$12,179	$10,354	$4,700	$33,348	$36,928

Average shares outstanding for calculation of non-GAAP income per share (diluted)	29,116	28,431	29,819	28,297	31,755

Non-GAAP income per share (diluted)
	$0.42	$0.36	$0.16	$1.18	$1.16

Note on use of non-GAAP financial measures:
In addition to the company's consolidated financial statements, which are prepared according to GAAP, the company provides certain non-GAAP financial information that excludes stock-based compensation expenses recognized under Accounting Standard Codification ("ASC") 718-20, impairment of intangible assets, and the related tax effects of these items. The company uses these non-GAAP measures in its own financial and operational decision-making processes and, with respect to one measure, in setting performance targets for employee-compensation purposes. Further, the company believes that these non-GAAP measures offer an important analytical tool to help investors understand the company's core operating results and trends, and to facilitate comparability with the company's historical results and with the operating results of other companies that provide similar non-GAAP measures. These non-GAAP measures have certain limitations as analytical tools and are not meant to be considered in isolation or as a substitute for GAAP financial information.

POWER INTEGRATIONS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31, 2009	September 30, 2009	December 31, 2008
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$134,974	$150,024	$167,472
Restricted cash	250	250	250
Short-term investments	20,567	3,192	6,363
Accounts receivable	21,756	20,440	13,042
Inventories	26,248	20,335	28,468
Note receivable	--	10,000	10,000
Deferred tax assets	1,389	1,275	1,274
Prepaid expenses and other current assets	10,691	7,951	7,099
Total current assets	215,875	213,467	233,968

INVESTMENTS	40,100	23,347	1,011
PROPERTY AND EQUIPMENT, net	62,381	57,512	56,911
INTANGIBLE ASSETS, net	3,099	3,270	3,818
GOODWILL	1,824	1,824	1,824
DEFERRED TAX ASSETS	14,590	13,934	15,362
OTHER ASSETS	6,698	5,483	184
Total assets	$344,567	$318,837	$313,078

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$16,944	$14,875	$9,319
Accrued payroll and related expenses	6,145	4,656	15,947
Income taxes payable	478	677	588
Deferred income on sales to distributors	9,040	7,322	4,798
Other accrued liabilities	3,309	3,335	2,319
Total current liabilities	35,916	30,865	32,971

LONG-TERM LIABILITIES
Income taxes payable	23,859	22,519	20,426

Total liabilities	59,775	53,384	53,397

STOCKHOLDERS' EQUITY:
Common stock	27	27	28
Additional paid-in capital	150,021	139,186	145,544
Cumulative translation adjustment	4	3	(57)
Retained earnings	134,740	126,237	114,166
Total stockholders' equity	284,792	265,453	259,681
Total liabilities stockholders' equity	$344,567	$318,837	$313,078

POWER INTEGRATIONS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended		Twelve Months Ended
	Dec. 31, 2009	Dec. 31, 2008	Dec. 31, 2009	Dec. 31, 2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$9,184	$(20,653)	$23,269	$1,803
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	2,790	2,491	10,340	9,816
Intangible Impairment	--	1,958	--	1,958
Gain on sale of property, plant and equipment	5	--	(5)	(13)
Stock-based compensation expense	3,284	22,887	11,330	34,975
Amortization of discount on held-to-maturity investments	214	(15)	319	(755)
Deferred income taxes	(770)	(757)	658	18
Provision for (reduction in provision for) accounts receivable and other allowances		(1,179)	(4)	124
Excess tax benefit from stock options exercised	(462)	(109)	(564)	(972)
Tax benefit associated with employee stock plans	849	(387)	1,403	2,170
Change in operating assets and liabilities:
Accounts receivable	(1,316)	5,110	(8,709)	1,055
Inventories	(5,874)	(2,135)	2,136	(8,928)
Prepaid expenses and other assets	(2,757)	1,315	(8,908)	(3,672)
Accounts payable	1,324	(5,103)	6,838	(1,436)
Taxes payable and other accrued liabilities	2,652	2,986	3,825	486
Deferred income on sales to distributors	1,719	(2,270)	4,243	(428)
Net cash provided by operating activities	10,842	4,139	46,171	36,201

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(6,789)	(1,929)	(14,356)	(9,097)
Note to supplier	10,000	--	10,000	--
Investment in third party	(1,200)	--	(1,200)	0
Release of restricted cash	--	--	--	1,050
Purchases of held-to-maturity investments	(34,841)	(6,369)	(60,461)	(29,172)
Proceeds from held-to-maturity investments	500	6,000	6,849	108,373
Net cash provided by (used in) investing activities	(32,330)	(2,298)	(59,168)	71,154

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from issuance of common stock	6,655	1,104	20,353	23,880
Repurchase of common stock	--	(53,153)	(28,674)	(82,358)
Repurchase of stock options			(9,048)	--
Payments of dividends to stockholders	(679)	(730)	(2,696)	(730)
Excess tax benefit from stock options exercised	462	109	564	972
Net cash provided by (used in) financing activities	6,438	(52,670)	(19,501)	(58,236)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(15,050)	(50,829)	(32,498)	49,119

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	150,024	218,301	167,472	118,353

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$134,974	$167,472	$134,974	$167,472

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Accrued payment for employee tender offer	$--	$9,048	$--	$9,048
Unpaid property and equipment, net	$741	$(117)	$785	$(37)

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest	$--	$--	$397	$9
Cash paid for income taxes, net of refunds	$63	$617	$150	$5,283

CONTACT: Power Integrations, Inc.
         Joe Shiffler
         (408) 414-8528
         jshiffler@powerint.com